Independent Auditors' Consent



To the Shareholders and Directors of the Smith Barney Managed Governments Fund Inc.:

We consent to the use of our report dated September 22, 1995 with respect to the Smith Barney Managed Governments Fund Inc., incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.


                                        KPMG PEAT MARWICK LLP





New York, New York
November 28, 1995